Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2018
5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697

NL INDUSTRIES, INC.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Notice of Annual Meeting   and Proxy Statement   and 2017  Annual  Report  to  Shareholders  are  available  at: http://www.viewproxy.com/NLIndustries/2018
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 9, 2018 to facilitate timely delivery.
Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

 SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

To the Shareholders of NL Industries:
Notice is hereby given that the Annual Meeting of Shareholders of NL Industries, Inc. will be held on May 17, 2018 at NL's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas,Texas 75240-2697 for the following purposes:

1.  Director Nominees:

01 – Keith R. Coogan	02 – Loretta J. Feehan	03 – Robert D. Graham	04 – John E. Harper
05 – Meredith W. Mendes	06 – Cecil H. Moore, Jr.	07 – Thomas P. Stafford

2. Nonbinding advisory vote approving executive compensation.

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

The Board recommends a vote FOR all nominees listed and FOR Proposal 2.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our shareholders via the Internet.

Proxy materials for this annual meeting and future meetings may be requested by one of the following methods:

INTERNET	To view your proxy materials online, go to http://www.viewproxy.com/NLIndustries/2018. Have the 11 digit control number available when you access the website and follow the instructions.
TELEPHONE	877-777-2857 TOLL FREE
E-MAIL
requests@viewproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your
11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting proxy materials.

You must use the 11 digit control number located in the box below.

CONTROL NO.

NL INDUSTRIES, INC.
5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697

The following proxy materials are available to you to review at:
http://www.viewproxy.com/NLIndustries/2018
• 2017 Annual Report
• Notice of Annual Meeting and Proxy Statement

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.

You must reference your control number to vote by Internet or request a hard copy.

You May Vote Your Proxy When You View The Material On The Internet.
You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Internet and telephone voting is available through 11:59 P.M. Eastern Daylight Time on May 16, 2018.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-877-777-2857 toll free or
By logging onto http://www.viewproxy.com/NLIndustries/2018
or
By email at: requests@viewproxy.com

Please include the company name and your control number in the subject line.